UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 7, 2008
(Date of earliest event reported)

HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of incorporation)	001-15141 (Commission File No.)	38-0837640 (IRS Employer Identification No.)

855 East Main Avenue Zeeland, Michigan (Address of Principal Executive Offices)	49464 (Zip Code)

(616) 654-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events

On February 7, 2008, Michael A. Volkema, Chairman of Herman Miller, Inc. (the "Company"), entered into a Sales Plan with a securities brokerage firm to sell up to an aggregate of 113,950 shares of the Company's common stock. The aggregate number of shares to be sold pursuant to the Sales Plan is subject to adjustment for stock splits, reverse stock splits, stock dividends, and other recapitalization events.

The Sales Plan directs the brokerage firm to sell a specified number of shares of the Company's common stock at market prices, subject to certain limitations. The sales are to be made on dates and at price targets as specified in the Sales Plan over a period of 7 months, beginning in February of 2008, subject to earlier termination of the Sales Plan. All sales of shares pursuant to the Sales Plan are subject to the terms and conditions of the plan.

The Sales Plan is intended to comply with the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934. Rule 10b5-1 permits insiders to sell shares of stock over a designated period of time by establishing pre-arranged written plans at a time when the insiders are not in possession of material non-public information.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 12, 2008	HERMAN MILLER, INC. (Registrant) By: /s/ Curtis S. Pullen —————————————— Curtis S. Pullen Chief Financial Officer

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